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                                                                    Exhibit 15.2

                                  CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Shareholders
The Santa Cruz Operation, Inc.:


We consent to incorporation herein by reference of our reports dated October 22, 1997, relating to the consolidated statements of operations, shareholders' equity (deficit) and cash flows of the Santa Cruz Operation, Inc. for the year ended September 30, 1997, and the related schedule, which reports appear or are incorporated by reference in the September 30, 1999, annual report on Form 10-K of The Santa Cruz Operation, Inc.


                                    KPMG LLP

                                    /s/ KPMG LLP


Mountain View, California
October 2, 2000